AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 2002

                                                    REGISTRATION NO.: 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------


                           MILITARY RESALE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                NEW YORK                                          11-2665282
     (State or Other Jurisdiction of                           (I.R.S. Employer
     Incorporation or Organization)                          Identification No.)

          2180 EXECUTIVE CIRCLE
       COLORADO SPRINGS, COLORADO                                    80906
(Address of Principal Executive Offices)                          (Zip Code)


                           2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ETHAN D. HOKIT
                                    PRESIDENT
                           MILITARY RESALE GROUP, INC.
                              2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
                     (Name and Address of Agent for Service)

                                 (719) 391-4564
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              ERIC M. HELLIGE, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                           Proposed     Proposed
                                                           Maximum      Maximum
                                                           Offering    Aggregate       Amount of
  Title of Each Class of                   Amount to      Price Per     Offering     Registration
Securities to be Registered              be Registered*    Share**       Price            Fee
-------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value.........  900,000 Shares     $0.90     $810,000.00       $74.52
=================================================================================================

----------------

*  All the securities registered hereby are issuable under the Plan.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant's common stock as reported on the Over the Counter Bulletin Board on January 15, 2002.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*


ITEM 2.   REGISTRATION INFORMATION AND 2001 EQUITY INCENTIVE PLAN INFORMATION.*

        * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, and all documents subsequently filed by Military Resale Group, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

          (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

          (2) the Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

          (3) the Company's Current Report on Form 8-K (File No. 000-26463) dated November 20, 2001;

          (4) the Company's Proxy Statement (File No. 000-26463) relating to the Annual Meeting of Shareholders held on December 4, 2001; and

          (5)  the   description  of  our  common  stock  and  our  articles  of incorporation and bylaws, both contained in our Registration Statement on Form SB-2 (File No. 333-75630), dated December

               20, 2001, including any amendment or report filed for the purpose of updating such information.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference  is  made  to  Sections  721  through  725 of  the  Business
Corporation Law of the State of New York (the "NYBCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

          Section 722 of the NYBCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a
"derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the NYBCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

          Article 7 of our Restated Certificate of Incorporation requires us to indemnify our officers and directors to the fullest extent permitted under the NYBCL. Furthermore, Article XII of our Amended and Restated By-laws provides that we may, to the full extent permitted and in the manner required by the laws of the State of New York, indemnify any officer or director (and the heirs and legal representatives of any such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by us or in our right to procure a judgment in our favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which of our directors or officers served in any capacity at our request, by reason of the fact that such director or officer, or such director's or officer's testator or intestate, was a director or officer of ours or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity.

          Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the NYBCL, or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL. Article 7 of our Restated Certificate of Incorporation provides that none of our directors shall be liable to us or our shareholders for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719, or its successor, of the NYBCL.

          Any amendment to or repeal of our Restated Certificate of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable


ITEM 8.   EXHIBITS.

EXHIBIT
NO.       DESCRIPTION

4.1       Specimen Stock Certificate

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

10.1      Military Resale Group, Inc. 2001 Equity Incentive Plan.

23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

23.2      Consent of Puritz & Weintraub, LLP.

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  to  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on this 22 day of January 2002.

                           MILITARY RESALE GROUP, INC.


                           By: /s/  ETHAN D. HOKIT
                              --------------------------------------------------
                              Name:  Ethan D. Hokit
                              Title: President and Chief Operating Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ethan D. Hokit or Edward T. Whelan or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                       TITLE                         DATE


/s/ EDWARD T. WHELAN       Chairman of the Board and            January 23, 2002
-------------------------  Chief Executive Officer
                           (Principle Executive Officer)

/s/ ETHAN D. HOKIT         President, Chief Operating           January 23, 2002
-------------------------  Officer and Director
                           (Principle Accounting Officer)       January 23, 2002

/s/RICHARD H. TANENBAUM    Director                             January 23, 2002
-------------------------